 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):	June 01, 2022

The Dixie Group, Inc.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road	Dalton	GA	30720
(Address of principal executive offices)			(zip code)

706	876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01    Changes in Registrant’s Certifying Accountant.
(a)    On June 1, 2022, The Dixie Group, Inc. (the “Company”) was informed by its independent registered accountants, Dixon Hughes Goodman, Certified Public Accountants (“DHG”), that it has merged with BDK, LLP (“BDK”) effective June 1, 2022 in a merger of equals. FORVIS, LLP is the surviving firm and the merged entities will practice under that name. As a result of the merger, DHG effectively ceased being the Company’s independent registered public accounting firm and FORVIS, LLP, as the successor to DHG following the merger, became the Company’s independent registered public accounting firm. The engagement of FORVIS, LLP was approved by the Audit Committee of the Company’s Board of Directors on June 2, 2022. As a result, the reports previously issued by DHG with respect to the Company will be reissued by, and any consents to the use of such reports will be issued by FORVIS, LLP.

DHG’s report on the Company’s financial statements as of and for the years ended December 26, 2020 and December 25, 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 26, 2020 and December 25, 2021 and the subsequent period through the effective date of this filing (i) there have been no disagreements with DHG, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of DHG, would have caused DHG to make reference to the subject matter of the disagreement in connection with its reports, (ii) no such disagreement was discussed with the Company’s Board of Directors or any committee of the Board of Directors of the Company, and (iii) there have been no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

Neither the Company nor anyone on behalf of the Company consulted BDK or FORVIS, LLP regarding either (a) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written or oral advice of BDK or FORVIS, LLP was provided with respect to any accounting, auditing, or financial reporting issue, or (b) any matter that was either the subject of a disagreement of the type described in Item 304(a)(iv) of Regulation S-K or any “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided FORVIS, LLP (as successor by merger to DHG) with a copy of this Current Report on Form 8-K (the “Report”) and requested FORVIS, LLP to review the disclosures contained in this Report and furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of the FORVIS, LLP letter dated June 3, 2022, provided in response to that request, is filed as Exhibit 16.1 to this Report.

(b)    On June 2, 2022, the Audit Committee of the Company’s Board of Directors approved the engagement of FORVIS, LLP as the Company’s independent registered accounting firm, effective as of June 2, 2022.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

16.1    FORVIS, LLP letter dated June 3, 2022 from FORVIS, LLP to the Securities and Exchange Commission regarding the change in certifying accountant of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2022	THE DIXIE GROUP, INC.

By: /s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer